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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The B.F.Goodrich Company on Form S-3 of our report dated September 11, 1997, on our audit of Rohr, Inc. for the year ended July 31, 1996, appearing in the Annual Report on Form 10-K of The B.F.Goodrich Company for the year ended December 31, 1998, and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
_______________________________
San Diego, California
March 23, 1999